Exhibit 4.2

Execution Version

TRANCHE B-11 TERM LOAN

JOINDER AGREEMENT NO. 7

JOINDER AGREEMENT NO. 7, dated as of March 13, 2018 (this “Agreement”), by and among Bank of America, N.A. (the “Tranche B-11 Funding Loan Lender”), each Tranche B-11 Converting Loan Lender (as defined below), HCA INC., a Delaware corporation (the “Borrower”) and BANK OF AMERICA, N.A., as Administrative Agent and as Collateral Agent.

RECITALS:

WHEREAS, reference is hereby made to the Credit Agreement, dated as of November 17, 2006, as amended and restated as of May 4, 2011, as further amended and restated as of February 26, 2014, as further supplemented as of June 10, 2015, March 18, 2016, August 15, 2016, February 15, 2017 and March 20, 2017 and as further amended and restated as of June 28, 2017 and as further supplemented as of March 13, 2018 (as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders party thereto, Bank of America, N. A., as Administrative Agent, Collateral Agent, Swingline Lender and Letter of Credit Issuer and the other parties named therein (capitalized terms used but not defined herein having the meaning provided in the Credit Agreement);

WHEREAS, subject to the terms and conditions of the Credit Agreement, the Borrower may establish New Term Loan Commitments by, among other things, entering into one or more Joinder Agreements with New Term Loan Lenders;

WHEREAS, the Borrower desires to establish a Series of New Term Loans in an aggregate initial principal amount equal to $1,165,606,875 pursuant to this Agreement which shall be titled the “Tranche B-11 Term Loans”;

WHEREAS, the Tranche B-11 Term Loans constitute Ratio First Lien Indebtedness under the Credit Agreement; and

WHEREAS, Bank of America, N.A., Citigroup Global Markets Inc., Goldman Sachs Bank USA, JPMorgan Chase Bank, N.A. and Wells Fargo Securities, LLC are acting as joint lead arrangers and joint bookrunners for the Tranche B-11 Term Loans.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

The Tranche B-11 Funding Loan Lender hereby agrees to commit to provide its New Term Loan Commitment with respect to the Tranche B-11 Term Loans (its “Tranche B-11 Term Loan Commitment”), as set forth on Schedule A annexed hereto, on the terms and subject to the conditions set forth below. Each Tranche B-9 Term Loan Lender that has executed a counterpart of this Agreement in its capacity as such (each a “Tranche B-11 Converting Loan Lender” and together with the Tranche B-11 Funding Loan Lender, the “Tranche B-11 Loan Lenders”) indicating its willingness to convert Tranche B-9 Term Loans to Tranche B-11 Term

Loans, hereby agrees to have the portion of such Tranche B-9 Term Loans so converted in accordance herewith (after giving effect to any reduction as contemplated by the signature pages hereto) (as to such Tranche B-11 Converting Loan Lender, its “Converted Tranche B-9 Term Loan”) converted to Tranche B-11 Term Loans on the terms and subject to the conditions set forth below.

Each Tranche B-11 Loan Lender (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents and the exhibits thereto, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Tranche B-11 Loan Lender. Each Tranche B-11 Converting Loan Lender hereby agrees to the prepayment in full of all Tranche B-9 Term Loans that are not Converted Tranche B-9 Term Loans.

The Tranche B-11 Loan Lender hereby agrees to make its respective Commitment on the following terms and conditions:

1.	Applicable Margins. The Applicable ABR Margin and Applicable LIBOR Margin for the Tranche B-11 Term Loans shall be as set forth below:

Tranche B-11 Term Loans

Applicable LIBOR Margin	Applicable ABR Margin
1.75%	0.75%

2.	Principal Payments. The Borrower shall make principal payments on the Tranche B-11 Term Loans in installments on the dates and in the amounts set forth below (with amounts set forth below expressed as a percentage of the aggregate principal amount of the Tranche B-11 Term Loans on the Tranche B-11 Effective Date):

(A) New Repayment Date	(B) Tranche B-11 Term Loan Repayment Amount
June 30, 2018	0.25%
September 30, 2018	0.25%
December 31, 2018	0.25%
March 31, 2019	0.25%
June 30, 2019	0.25%
September 30, 2019	0.25%
December 31, 2019	0.25%
March 31, 2020	0.25%
June 30, 2020	0.25%
September 30, 2020	0.25%
December 31, 2020	0.25%
March 31, 2021	0.25%
June 30, 2021	0.25%
September 30, 2021	0.25%
December 31, 2021	0.25%
March 31, 2022	0.25%
June 30, 2022	0.25%
September 30, 2022	0.25%
December 31, 2022	0.25%
Tranche B-11 Term Loan Maturity Date	Remaining outstanding amounts

Notwithstanding the foregoing, the Borrower shall repay all outstanding Tranche B-11 Term Loans on March 18, 2023 (or, if such day is not a Business Day, the immediately preceding Business Day) (the “Tranche B-11 Term Loan Maturity Date”).

3.	Voluntary and Mandatory Prepayments. Scheduled installments of principal of the Tranche B-11 Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Tranche B-11 Term Loans in accordance with Sections 5.1 or 5.2 of the Credit Agreement, respectively.

4.	Prepayment Fees. In the event that prior to the date that is six months after the Tranche B-11 Effective Date a Repricing Transaction occurs with respect to the Tranche B-11 Term Loans, the Borrower shall pay a premium to each Lender whose Tranche B-11 Term Loan is repaid or amended (including any Non-Consenting Lender who is required to assign its Tranche B-11 Term Loans), as applicable, equal to the 1.00% of the principal amount of such Lender’s affected Tranche B-11 Term Loan.

For purposes of the foregoing:

“Repricing Transaction” shall mean the repayment, refinancing or replacement of all or a portion of the Tranche B-11 Term Loans with proceeds from the incurrence by any Credit Party of any long-term bank debt financing incurred for the primary purpose of repaying, refinancing or replacing the Tranche B-11 Term Loans having an effective interest cost or weighted average yield (excluding any arrangement or commitment fees in connection therewith) that is less than the effective interest rate for or weighted average yield of the Tranche B-11 Term Loans, including, without limitation, as may be effected through any amendment to this Agreement relating to the interest rate for, or weighted average yield of, the Tranche B-11 Term Loans; provided that such prepayment premium shall not be payable if the prepayment or refinancing is made in connection with a Change of Control.

5.	Other Terms of Tranche B-11 Term Loans. Except as expressly set forth herein, the terms of the Tranche B-11 Term Loans shall be identical to the terms of the Tranche B-9 Term Loans. References in the Credit Agreement to Term Loans shall include without limitation, the Tranche B-11 Term Loans which shall be deemed to be a separate Class of Term Loans under the Credit Agreement.

6.	Funding and Conversion of Tranche B-11 Term Loans. Subject to the terms and conditions of this Agreement, on the Tranche B-11 Effective Date (i) the Tranche B-11 Funding Loan Lender agrees to make to the Borrower a Tranche B-11 Term Loan in an aggregate principal amount equal to its Tranche B-11 Term Loan Commitment and (ii) each Converted Tranche B-9 Term Loan of each Tranche B-11 Converting Loan Lender shall be converted into a Tranche B-11 Term Loan of such Lender effective as of the Tranche B-11 Effective Date in a principal amount equal to the principal amount of such Lender’s Converted Tranche B-9 Term Loan immediately prior to such conversion. The Tranche B-11 Term Loan Commitment shall be automatically and permanently reduced to $0 upon the funding of the Tranche B-11 Funding Loan Lender pursuant to this Section 6.

7.	Credit Agreement Governs. Except as set forth in this Agreement, the Tranche B-11 Term Loans shall otherwise be subject to the provisions of the Credit Agreement and the other Credit Documents.

8.	Borrower’s Certifications. By its execution of this Agreement, the undersigned officer (solely in such capacity, not individually and without personal liability), to the best of his or her knowledge, and the Borrower hereby certifies that:

(i)	The representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date; and

(ii)	No event has occurred and is continuing or would result from the consummation of the proposed Borrowing contemplated hereby that would constitute a Default or an Event of Default.

9.	Conditions to Tranche B-11 Effective Date. This Agreement shall become effective on the date (the “Tranche B-11 Effective Date”) when each of the conditions set forth below has been satisfied:

(a)        The Administrative Agent shall have received executed counterparts hereof (which may include facsimile or other electronic transmission of a signed signature page to this Agreement) from the Borrower, the Tranche B-11 Funding Loan Lender, each Tranche B-11 Converting Loan Lender and the Administrative Agent;

(b)        The Administrative Agent shall have received from the Borrower an opinion of counsel from Simpson Thacher & Bartlett LLP reasonably acceptable to the Administrative Agent covering such matters as are required pursuant to Section 2.14(a) of the Credit Agreement;

(c)        The Administrative Agent shall have received a completed “Life-of-Loan” Federal Emergency Management Agency standard flood hazard determination with respect to each improved Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the applicable Credit Party relating thereto) and, with respect to any Mortgaged Property on which any “building” (as defined in the Flood Insurance Laws) is located in a special flood hazard area, evidence of flood insurance as and to the extent required under Section 9.3 of the Credit Agreement;

(d)        The Administrative Agent shall have received an officer’s certificate of the Borrower setting forth the calculations (in reasonable detail) demonstrating compliance with (i) the financial test described in Section 10.8 of the Credit Agreement and (ii) the ratio set forth in the definition of “Ratio First Lien Indebtedness” in the Credit Agreement; and

(e)        The Administrative Agent shall have received a written notice of prepayment on the Tranche B-11 Effective Date of all Tranche B-9 Term Loans (other than the Converted Tranche B-9 Term Loans).

10.	Mortgage Requirements. No later than 90 days following the Tranche B-11 Effective Date, the Borrower shall deliver or cause to be delivered to the Collateral Agent:

(a)	No Mortgage Amendment Necessary

Written or e-mail confirmation from local counsel in the jurisdiction in which the Mortgaged Property is located substantially to the effect that: (i) the recording of the existing Mortgage (and any related fixture filing) is the only filing or recording necessary to give constructive notice to third parties of the lien created by such Mortgage as security for the Obligations, including the Obligations evidenced by this Agreement and the other documents executed in connection here with, for the benefit of the Secured Parties, and (ii) no other documents, instruments, filings, recordings, re-recordings, re-filings or other actions, including, without limitation, the payment of any mortgage recording taxes or similar taxes are necessary or appropriate under applicable law in order to maintain the continued enforceability, validity or priority of the lien created by such Mortgage as security for the Obligations, including the Obligations evidenced by this Agreement and the other documents executed in connection herewith, for the benefit of the Secured Parties, unless any such mortgage recording taxes are payable in connection with the transactions contemplated by this Agreement, in which case such written confirmation shall so state; or, for any Mortgage recorded in a jurisdiction in which local counsel is unable to provide the foregoing written or email confirmation, with respect to such Mortgage, the deliverables listed in Section 10(b) below.

(b)	Mortgage Amendment Necessary

(i)	an amendment to each Mortgage (each, a “Mortgage Amendment”) to which a Credit Party is then party duly executed and acknowledged by the applicable Credit Party, and in form for recording in the recording office where the respective Mortgage was recorded, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof under applicable law, in each case in form and substance reasonably satisfactory to the Administrative Agent;

(ii)	executed legal opinions, in form and substance reasonably satisfactory to the Administrative Agent, with respect to such amended Mortgages; and

(iii)	with respect to each amended Mortgage (i) a title search of the relevant Mortgaged Property (except for Mortgaged Properties located in Texas) confirming that there are no Liens of record in violation of the provisions of the applicable Mortgage and (ii) for Mortgaged Properties located in Texas, a TX T.38 modification endorsement to the existing policy or policies of title insurance insuring the Lien of each applicable Mortgage in form and substance reasonably satisfactory to the Administrative Agent and having the effect of a valid, issued and binding endorsement to the respective title insurance policy.

11.	Certain ERISA Matters.

(a)    Each Tranche B-11 Loan Lender (x) represents and warrants, as of the date such Person became a Tranche B-11 Loan Lender party hereto, to, and (y) covenants, from the date such Person became a Tranche B-11 Loan Lender party hereto to the date such Person ceases being a Tranche B-11 Loan Lender party hereto, for the benefit of, the Administrative Agent and each other Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that at least one of the following is and will be true:

(i)	such Tranche B-11 Loan Lender is not using “plan assets” of one or more Benefit Plans in connection with the Tranche B-11 Term Loans or the Tranche B-11 Term Loan Commitments,

(ii)	the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Tranche B-11 Loan Lender’s entrance into, participation in, administration of and performance of the Tranche B-11 Term Loans, the Tranche B-11 Term Loan Commitments and this Agreement,

(iii)	(A) such Tranche B-11 Loan Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Tranche B-11 Loan Lender to enter into, participate in, administer and perform the Tranche B-11 Term Loans, the Tranche B-11 Term Loan Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Tranche B-11 Term Loans, the Tranche B-11 Term Loan Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Tranche B-11 Loan Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Tranche B-11 Loan Lender’s entrance into, participation in, administration of and performance of the Tranche B-11 Term Loans, the Tranche B-11 Term Loan Commitments and this Agreement, or

(iv)	such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Tranche B-11 Loan Lender.

(b)        In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Tranche B-11 Loan Lender or such Tranche B-11 Loan Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Tranche B-11 Loan Lender further (x) represents and warrants, as of the date such Person became a Tranche B-11 Loan Lender party hereto, to, and (y) covenants, from the date such Person became a Tranche B-11 Loan Lender party hereto to the date such Person ceases being a Tranche B-11 Loan Lender party hereto, for the benefit of, the Administrative Agent and each other Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that:

(i)	none of the Administrative Agent or any other Lead Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Tranche B-11 Loan Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Credit Document or any documents related to hereto or thereto),

(ii)	the Person making the investment decision on behalf of such Tranche B-11 Loan Lender with respect to the entrance into, participation in, administration of and performance of the Tranche B-11 Term Loans, the Tranche B-11 Term Loan Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(A)-(E),

(iii)	the Person making the investment decision on behalf of such Tranche B-11 Loan Lender with respect to the entrance into, participation in, administration of and performance of the Tranche B-11 Term Loans, the Tranche B-11 Term Loan Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies,

(iv)	the Person making the investment decision on behalf of such Tranche B-11 Loan Lender with respect to the entrance into, participation in, administration of and performance of the Tranche B-11 Term Loans, the Tranche B-11 Term Loan Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Tranche B-11 Term Loans, the Tranche B-11 Term Loan Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v)	no fee or other compensation is being paid directly to the Administrative Agent or any other Lead Arranger or any of their respective Affiliates for investment advice (as opposed to other services) in connection with the Tranche B-11 Term Loans, the Tranche B-11 Term Loan Commitments or this Agreement.

(c)        The Administrative Agent and each other Lead Arranger hereby informs the Tranche B-11 Loan Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Tranche B-11 Term Loans, the Tranche B-11 Term Loan Commitments and this Agreement, (ii) may recognize a gain if it extended the Tranche B-11 Term Loans or the Tranche B-11 Term Loan Commitments for an amount less than the amount being paid for an interest in the Tranche B-11 Term Loans or the Tranche B-11 Term Loan Commitments by such Tranche B-11 Loan Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Credit Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

For purposes of this section, the following definitions apply to each of the capitalized terms below:

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

12.	Recordation of the New Loans. Upon execution and delivery hereof, the Administrative Agent will record the Tranche B-11 Term Loans made or converted by each Tranche B-11 Loan Lender in the Register.

13.	Certain U.S. Federal Income Tax Matters. The Borrower, the Administrative Agent and the Lenders agree that the Tranche B-11 Term Loans shall be treated in their entirety as one fungible tranche for U.S. federal income tax purposes (i.e., the Tranche B-11 Term Loans received upon conversion of the Converted Tranche B-9 Term Loans shall be fungible for U.S. federal income tax purposes with the Tranche B-11 Term Loans made pursuant to the Tranche B-11 Term Loan Commitment). For the avoidance of doubt and solely for purposes of FATCA, the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Tranche B-11 Term Loans as not qualifying as “grandfathered obligations” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

14.	Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

15.	Entire Agreement. This Agreement, the Credit Agreement and the other Credit Documents constitute the entire agreement among the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

16.	GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND

SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

17.	Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as would be enforceable.

18.	Counterparts. This Agreement may be executed in counterparts (including by facsimile or other electronic transmission), each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

19.	Effect of Joinder Agreement. After giving effect to this Agreement, each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Credit Document is hereby ratified and reaffirmed in all respects and shall continue in full force and effect. Each Credit Party reaffirms, after giving effect to this Agreement, its obligations under the Credit Documents to which it is party and the validity of the Liens previously granted by it pursuant to the Security Agreement and the other Security Documents, and agrees such Security Agreement and all other Credit Documents remain in full force and effect. Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein do and shall continue to secure the payment of Obligations of the Credit Parties under the Credit Agreement and the other Credit Documents, in each case, as amended by this Agreement. This Agreement shall not constitute a novation of the Credit Agreement or any other Credit Document or serve to effect a novation of the obligations outstanding under the Credit Agreement or instruments guaranteeing or securing the same, which instruments shall remain and continue in full force and effect. From and after the effective date of this Agreement, all references to the Credit Agreement in any Credit Document shall, unless expressly provided otherwise, refer to the Credit Agreement as supplemented by this Agreement. This Agreement shall be deemed a Credit Document under the Credit Agreement.

[Remainder of page intentionally left blank. Signature pages follow.]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date set forth above.

HCA INC., as Borrower

By:	/s/ J. William B. Morrow
Name: J. William B. Morrow
Title: Senior Vice President – Finance and Treasurer

Each of the GUARANTORS listed on Schedule I hereto

By:	/s/ Christopher F. Wyatt
Name: Christopher F. Wyatt
Title: Senior Vice President

MEDICREDIT, INC.

By:	/s/ N. Eric Ward
Name: N. Eric Ward
Title: President and Chief Executive Officer

[Signature Page to Tranche B-11 Joinder Agreement]

SCHEDULE I

Guarantor	By its General Partner or Managing Partner	By its Managing Member
American Medicorp Development Co.
Bay Hospital, Inc.
Brigham City Community Hospital, Inc.
Brookwood Medical Center of Gulfport, Inc.
Capital Division, Inc.
Centerpoint Medical Center of Independence, LLC
Central Florida Regional Hospital, Inc.
Central Shared Services, LLC
Central Tennessee Hospital Corporation
CHCA Bayshore, L.P.	*
CHCA Conroe, L.P.	*
CHCA Mainland, L.P.	*
CHCA Pearland, L.P.	*
CHCA West Houston, L.P.	*
CHCA Woman’s Hospital, L.P.	*
Chippenham & Johnston-Willis Hospitals, Inc.
Citrus Memorial Hospital, Inc.
Citrus Memorial Property Management, Inc.
Colorado Health Systems, Inc.
Columbia ASC Management, L.P.	*
Columbia Healthcare System of Louisiana, Inc.
Columbia Jacksonville Healthcare System, Inc.
Columbia LaGrange Hospital, LLC
Columbia Medical Center of Arlington Subsidiary, L.P.	*
Columbia Medical Center of Denton Subsidiary, L.P.	*
Columbia Medical Center of Las Colinas, Inc.
Columbia Medical Center of Lewisville Subsidiary, L.P.	*
Columbia Medical Center of McKinney Subsidiary, L.P.	*
Columbia Medical Center of Plano Subsidiary, L.P.	*
Columbia North Hills Hospital Subsidiary, L.P.	*
Columbia Ogden Medical Center, Inc.
Columbia Parkersburg Healthcare System, LLC
Columbia Plaza Medical Center of Fort Worth Subsidiary, L.P.	*
Columbia Rio Grande Healthcare, L.P.	*
Columbia Riverside, Inc.

Guarantor	By its General Partner or Managing Partner	By its Managing Member
Columbia Valley Healthcare System, L.P.	*
Columbia/Alleghany Regional Hospital Incorporated
Columbia/HCA John Randolph, Inc.
Columbine Psychiatric Center, Inc.
Columbus Cardiology, Inc.
Conroe Hospital Corporation
Cy-Fair Medical Center Hospital, LLC
Dallas/Ft. Worth Physician, LLC
Dublin Community Hospital, LLC
Eastern Idaho Health Services, Inc.
East Florida - DMC, Inc.
Edward White Hospital, Inc.
El Paso Surgicenter, Inc.
Encino Hospital Corporation, Inc.
EP Health, LLC
Fairview Park GP, LLC
Fairview Park, Limited Partnership	*
Frankfort Hospital, Inc.
Galen Property, LLC
Good Samaritan Hospital, L.P.	*
Goppert-Trinity Family Care, LLC
GPCH-GP, Inc.
Grand Strand Regional Medical Center, LLC
Green Oaks Hospital Subsidiary, L.P.	*
Greenview Hospital, Inc.
H2U Wellness Centers, LLC
HCA - IT&S Field Operations, Inc.
HCA - IT&S Inventory Management, Inc.
HCA-HealthONE LLC
HCA American Finance LLC
HCA Central Group, Inc.
HCA Health Services of Florida, Inc.
HCA Health Services of Louisiana, Inc.
HCA Health Services of Tennessee, Inc.
HCA Health Services of Virginia, Inc.
HCA Management Services, L.P.	*
HCA Pearland GP, Inc.
HCA Realty, Inc.

Guarantor	By its General Partner or Managing Partner	By its Managing Member
HCA SFB 1 LLC
HD&S Corp. Successor, Inc.
Health Midwest Office Facilities Corporation
Health Midwest Ventures Group, Inc.
HealthTrust Workforce Solutions, LLC
Hendersonville Hospital Corporation
Hospital Corporation of Tennessee
Hospital Corporation of Utah
Hospital Development Properties, Inc.
Houston – PPH, LLC
Houston NW Manager, LLC
HPG Enterprises, LLC
HSS Holdco, LLC
HSS Systems, LLC
HSS Virginia, L.P.	*
HTI Memorial Hospital Corporation
HTI MOB, LLC		*
Integrated Regional Lab, LLC
Integrated Regional Laboratories, LLP	*
JFK Medical Center Limited Partnership	*
JPM AA Housing, LLC
KPH-Consolidation, Inc.
Lakeview Medical Center, LLC
Largo Medical Center, Inc.
Las Vegas Surgicare, Inc.
Lawnwood Medical Center, Inc.
Lewis-Gale Hospital, Incorporated
Lewis-Gale Medical Center, LLC
Lewis-Gale Physicians, LLC
Lone Peak Hospital, Inc.
Los Robles Regional Medical Center
Management Services Holdings, Inc.
Marietta Surgical Center, Inc.
Marion Community Hospital Inc
MCA Investment Company
Medical Centers of Oklahoma, LLC
Medical Office Buildings of Kansas, LLC
Memorial Healthcare Group, Inc.

Guarantor	By its General Partner or Managing Partner	By its Managing Member
Midwest Division - ACH, LLC
Midwest Division - LRHC, LLC
Midwest Division - LSH, LLC
Midwest Division - MCI, LLC
Midwest Division - MMC, LLC
Midwest Division - OPRMC, LLC
Midwest Division - PFC, LLC
Midwest Division - RBH, LLC
Midwest Division - RMC, LLC
Midwest Holdings, Inc.
Montgomery Regional Hospital, Inc.
Mountain Division - CVH, LLC
Mountain View Hospital, Inc.
Nashville Shared Services General Partnership	*
National Patient Account Services, Inc.
New Iberia Healthcare, LLC
New Port Richey Hospital, Inc.
New Rose Holding Company, Inc.
North Florida Immediate Care Center, Inc.
North Florida Regional Medical Center, Inc.
North Houston – TRMC, LLC
North Texas – MCA, LLC
Northern Utah Healthcare Corporation
Northern Virginia Community Hospital, LLC
Northlake Medical Center, LLC
Notami Hospitals of Louisiana, Inc.
Notami Hospitals, LLC
Okaloosa Hospital, Inc.
Okeechobee Hospital, Inc.
Oklahoma Holding Company, LLC
Outpatient Cardiovascular Center of Central Florida, LLC
Outpatient Services Holdings, Inc.
Oviedo Medical Center, LLC
Palms West Hospital Limited Partnership	*
Parallon Business Solutions, LLC
Parallon Enterprises, LLC
Parallon Health Information Solutions, LLC
Parallon Holdings, LLC

Guarantor	By its General Partner or Managing Partner	By its Managing Member
Parallon Payroll Solutions, LLC
Parallon Physician Services, LLC
Pasadena Bayshore Hospital, Inc.
PatientKeeper, Inc.
Pearland Partner, LLC
Plantation General Hospital, L.P.	*
Plaza Specialty Hospital, LLC
Poinciana Medical Center, Inc.
Primary Health, Inc.
PTS Solutions, LLC
Pulaski Community Hospital, Inc.
Putnam Community Medical Center of North Florida, LLC
Redmond Park Hospital, LLC
Redmond Physician Practice Company
Reston Hospital Center, LLC
Retreat Hospital, LLC
Rio Grande Regional Hospital, Inc.
Riverside Healthcare System, L.P.	*
Riverside Hospital, Inc.
Samaritan, LLC
San Jose Healthcare System, LP	*
San Jose Hospital, L.P.	*
San Jose Medical Center, LLC
San Jose, LLC
Sarah Cannon Research Institute, LLC		*
Sarasota Doctors Hospital, Inc.
Savannah Health Services, LLC
SCRI Holdings, LLC
Sebring Health Services, LLC
SJMC, LLC
Southern Hills Medical Center, LLC
Southeast Georgia Health Services, LLC
Southpoint, LLC
Spalding Rehabilitation L.L.C.		*
Spotsylvania Medical Center, Inc.
Spring Branch Medical Center, Inc.
Spring Hill Hospital, Inc.

Guarantor	By its General Partner or Managing Partner	By its Managing Member
SSHR Holdco, LLC
Sun City Hospital, Inc.
Sunrise Mountainview Hospital, Inc.
Surgicare of Brandon, Inc.
Surgicare of Florida, Inc.
Surgicare of Houston Women’s, Inc.
Surgicare of Manatee, Inc.
Surgicare of Newport Richey, Inc.
Surgicare of Palms West, LLC
Surgicare of Riverside, LLC
Tallahassee Medical Center, Inc.
TCMC Madison-Portland, Inc.
Terre Haute Hospital GP, Inc.
Terre Haute Hospital Holdings, Inc.
Terre Haute MOB, L.P.	*
Terre Haute Regional Hospital, L.P.	*
The Regional Health System of Acadiana, LLC
The Outsource Group, Inc.
Timpanogos Regional Medical Services, Inc.
Trident Medical Center, LLC
U.S. Collections, Inc.
Utah Medco, LLC
VH Holdco, Inc.
VH Holdings, Inc.
Virginia Psychiatric Company, Inc.
Vision Consulting Group, LLC
Vision Holdings, LLC
W & C Hospital, Inc.
Walterboro Community Hospital, Inc.
WCP Properties, LLC
Weatherford Health Services, LLC
Wesley Medical Center, LLC
West Florida – MHT, LLC
West Florida – PPH, LLC
West Florida – TCH, LLC
West Florida Regional Medical Center, Inc.
West Valley Medical Center, Inc.
Western Plains Capital, Inc.

Guarantor	By its General Partner or Managing Partner	By its Managing Member
WHMC, Inc.
Woman’s Hospital of Texas, Incorporated

Consented to by:

BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent

By:	/s/ Liliana Claar
Name: Liliana Claar
Title: Vice President

BANK OF AMERICA, N.A., as the Tranche B-11 Funding Loan Lender

By:	/s/ Joseph L. Corah
Name: Joseph L. Corah
Title: Director

[HCA - Signature Page to Tranche B-11 Joinder Agreement]

[ADDITIONAL LENDER SIGNATURES OMITTED]